     Reg. No. 33-57192        Reg. No. 33-46033
     Exhibit No.              Exhibit No.
     -----------              -----------

     Exhibit 1(c)(1)          Exhibit 1(f)

================================================================================



                             UNITED AIR LINES, INC.


                                       $


             Pass Through Certificates, Series 1996-A1 and 1996-A2


                             UNDERWRITING AGREEMENT



Dated: January 30, 1996



================================================================================

                             UNITED AIR LINES, INC.

                                  $164,700,000

             Pass Through Certificates, Series 1996-A1 and 1996-A2



                             UNDERWRITING AGREEMENT



                                         New York, New York
                                         January 30, 1996



To the Underwriters named in Schedule I:


Dear Sirs:

          United Air Lines, Inc., a Delaware corporation (the "Company"), in connection with the refinancing of two leveraged lease transactions in which the Company, as lessee, proposes that First Security Bank of Utah, National Association ("First Security"), as trustee (the "Trustee"), will issue and sell to the underwriters named in Schedule I hereto its pass through certificates in the aggregate principal amounts and with the interest rates and final distribution dates set forth on Schedule A hereto (the "Offered Certificates") on the terms and conditions stated herein and in Schedule II. The aggregate principal amount of Offered Certificates due on each such final distribution date is referred to as a "Pass Through Certificate Designation". As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in Schedule I and the term "you" shall mean the Underwriters as indicated in Schedule I.

          The Offered Certificates will be issued under a Pass Through Trust Agreement dated as of February 1, 1992, as amended and restated as of May 1, 1995 (the "Basic Agreement"), as supplemented with respect to each of the Pass Through Certificate Designations by a Trust Supplement, each dated as of February 1, 1996 (each, a "Trust Supplement"), between the Company and the Trustee (the Basic Agreement as it is to be supplemented by either such Trust Supplement being referred to herein as a "Designated Agreement"; collectively the "Designated Agreements"). The Offered Certificates and each Designated Agreement are more fully described in the Prospectus referred to below.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") (i) a registration statement (No. 33-46033) on Form S-3 ("Registration Statement 33-46033") relating to certain securities, including a portion of the Offered Securities, and (ii) a registration statement (No. 33-57192) on Form S-3 ("Registration Statement 33-57192"; each of Registration Statement 33-46033 and Registration Statement 33-57192, including the respective exhibits thereto and the respective documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended at the date hereof, being a "Registration Statement" and, collectively, being the "Registration Statements") relating to certain securities, including a portion of the Offered Securities, and, in each case, the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"). Each Registration Statement has been declared effective by the Commission. As provided in Section 3(a), a final prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement" and any such prospectus supplement in the form or forms filed prior to the Prospectus Supplement is herein referred to as a "Preliminary Prospectus Supplement". The basic prospectus included in Registration Statement 33-57192 relating to offerings of pass through certificates under the Registration Statements, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

          Capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Designated Agreements or in the Indentures (as defined in the Designated Agreements) referred to in the Designated Agreements, provided that, as used in this Agreement, the term "Operative Documents" shall include the Designated Agreements and the term "Financing Agreements" shall mean either of the Note Purchase Agreements (as defined in the Designated Agreements).

          The Company understands that you propose to make a public offering of the Certificates as soon as you deem advisable after this Agreement has been executed and delivered.

          Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act; each Registration Statement has become effective; (A) on the original effective date of each Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Company of any annual report on Form 10-K after the original effective date of each Registration Statement, each Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations") and neither Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) on the date hereof and at all times subsequent thereto up to the Closing Time (as defined below), neither the Prospectus nor any amendment or supplement thereto includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of you expressly for use in either Registration Statement or the Prospectus or to statements or omissions in that part of each Registration Statement which constitutes a Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the "1939 Act") (the "Form T-1").

          (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

          (iii) Arthur Andersen LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, included or incorporated by reference in either Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) This Agreement has been duly authorized, executed and delivered by the Company.

          (v) The consolidated financial statements included or incorporated by reference in either Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be indicated therein. The financial statement schedules, if any, included or incorporated by reference in either Registration Statement present fairly the information required to be stated therein. The selected consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements incorporated by reference in either Registration Statement.

          (vi) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under this Agreement, the Designated Agreements and the other Operative Documents to which the Company is or is to be a party; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vii) The Company is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by UAL Corporation ("UAL"), directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

          (viii) Each of the Designated Agreements and the other Operative Documents to which the Company is or is to be a party has been duly authorized by the Company, is or will be substantially in the form heretofore supplied to you and, constitutes or, when duly executed and delivered by the Company and the other parties thereto, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that the enforceability of the Leases and the Indentures may also be limited by applicable laws which may affect the remedies provided therein but which do not affect the validity of the Leases or the Indentures or make such remedies inadequate for the practical realization of the benefits intended to be provided thereby. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statements and has been duly qualified under the 1939 Act. The Equipment Notes, the Indentures, the Designated Agreements and the Leases and the other Operative Documents to which the Company is or is to be a party will conform in all material respects to the descriptions thereof in the Prospectus.

          (ix) The Offered Certificates have been duly authorized by the Trustee. When executed, authenticated, issued and delivered in the manner provided for in the Designated Agreements and sold and paid for as provided in this Agreement, the Offered Certificates will constitute valid and binding obligations of the Trustee entitled to the benefits of the relevant Designated Agreement, enforceable against the Trustee in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Offered Certificates will conform in all material respects to the description thereof contained in the Prospectus.

          (x) The Equipment Notes to be issued under each Indenture have been duly authorized by the related Owner Trustee and, when duly executed and delivered by such Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee and the holders thereof will be entitled to the benefits of such Indenture.

          (xi) Since the respective dates as of which information is given in the Registration Statements and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or
     (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise.

          (xii) The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise. The execution and delivery by the Company of this Agreement, the Designated Agreements and the other Operative Documents to which the Company is or is to be a party, the consummation by the Company of the transactions contemplated in this Agreement, in the Prospectus, in the Designated Agreements and in the other Operative Documents to which the Company is or is to be a party, and compliance by the Company with the terms of this Agreement, the Designated Agreements and the other Operative Documents to which the Company is or is to be a party, do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) upon any property or assets of the Company under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties other than the securities or Blue Sky laws of the various states (except in the case of either clause (A) or (B) above for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise).

          (xiii) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Offered Certificates, the valid authorization, execution, delivery and performance by the Company of this Agreement, the Designated Agreements, the Leases and the other Operative Documents to which the Company is or is to be a party or the consummation by the Company of the transactions contemplated by this Agreement, the Designated Agreements, the Leases and the other Operative Documents to which the Company is or is to be a party, except such as are required under
     (x) the 1933 Act, the 1939 Act and the securities or Blue Sky laws of the various states or similar laws of foreign jurisdictions, (y) the Sections of Title 49 of the United States Code, as amended, relating to aviation, as amended (the "Aviation Act") and filings or recordings with the Federal Aviation Administration (the "FAA") and (z) the Uniform Commercial Code as is in effect in Connecticut and Illinois and filings thereunder, which filings listed in the preceding clauses (y) and (z) shall have been made or obtained, or duly presented for filing, on or prior to the Closing Time.

          (xiv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Financing Agreements; the aggregate of all pending legal or governmental proceedings to which the Company is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, are not reasonably expected to have a material adverse effect on the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries, considered as one enterprise.

          (xv) There are no contracts or documents of a character required to be described in either Registration Statement or the Prospectus or to be filed as exhibits to either Registration Statement that are not described and filed as required.

          (xvi) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (b) Any certificate signed by any officer of the Company and delivered to an Underwriter or to counsel for the Underwriters in connection with this Agreement or the offering of the Certificates shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (c) NatWest Capital Markets Limited ("NatWest"), one of the Underwriters, represents and agrees that:

          (i) NatWest has not offered or sold and will not offer or sell any Offered Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or persons.

          (ii) NatWest will not offer or sell any Offered Certificates within the United States, its territories or possessions or to persons who are citizens thereof or residents therein.

          (iii) NatWest has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

          (iv) NatWest has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Certificates to a person who is of a kind described in
     Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemption) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          Section 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions set forth herein and in Schedule II, if any, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at the purchase price specified in Schedule A hereto, the aggregate principal amount of Offered Certificates of each Pass Through Certificate Designation set forth opposite the name of such Underwriter in Schedule I.

          (b) Payment of the purchase price for, and delivery of, the Offered Certificates shall be made at the date, time and location specified in Schedule II, or at such other date, time or location as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the "Closing Time"). Unless otherwise specified in Schedule II, delivery of the Offered Certificates shall be made to The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Trustee by Federal funds check or other immediately available funds as designated by the Trustee three business days in advance of the Closing Time. The Offered Certificates shall be registered in the name of Cede & Co.

or in such other names, and in such denominations as you may request in writing at least two full business days in advance of the Closing Time.

          (c) As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute Offered Certificates, each Owner Trustee will pay to each Underwriter an amount equal to that percentage of the aggregate principal amount of each Pass Through Certificate Designation (to the extent that such Designation relates to Equipment Notes to be issued by such Owner Trustee) purchased by it as set forth in Schedule A; provided that if either Owner Trustee fails to pay such amounts when due, the Company will pay such amounts. Such payment shall be made simultaneously with the payment by the Underwriters to the Trustee of the purchase price of the Offered Certificates as specified in Section 2(b) hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds.

          Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

          (a) If reasonably requested by you in connection with the offering of the Offered Certificates, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

          (b) If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend either Registration Statement or amend or supplement the Prospectus in order that the

     Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend either Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make either Registration Statement or the Prospectus comply with such requirements.

          (c) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

          (d) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates, the Company will inform you of its intention to file any amendment to either Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus; will furnish you with copies of any such amendment, supplement or other document a reasonable time in advance of filing; and will not file any such amendment, supplement or other document to which you or your counsel shall reasonably object.

          (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations") so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Prospectus.

          (f) During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates, the Company will notify you immediately, (i) of the effectiveness of any amendment to either Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to either Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to either Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (g) The Company has furnished or will furnish to you one signed and as many conformed copies of each Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after such Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein pursuant to
     Item 12 of Form S-3 under the 1933 Act (through the end of the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request, and if requested by you, has furnished or will furnish to you, for each of the Underwriters, one conformed copy of each Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

          (h) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the effective date thereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will use its reasonable efforts to file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Offered Certificates for investment under the laws of such jurisdictions as you may reasonably request.

          (i) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering (i) a period of 12 months beginning after the effective date of each Registration Statement and any post-effective amendment thereof but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Company's fiscal quarter next following the date of this Agreement.

          (j) For a period of five years after the Closing Time, the Company will make available upon request to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of Offered Certificates or by UAL to its security holders generally.

          (k) Between the date of this Agreement and the Closing Time or such other date or time as may be specified in Schedule II, the Company will not without your prior written consent directly or indirectly offer, sell, or enter into any agreement to sell, any public debt securities registered under the 1933 Act other than the Offered Certificates, except that the Company may offer, sell or enter into agreements to sell, in other than an underwritten offering, any securities registered or to be registered pursuant to Registration Statement 33-57192; provided that, prior to any such sale or sales of notes having maturities of more than five years and aggregating more than $75 million, the Company has provided you at least three business days' notice thereof.

          (l) The Company will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the 1933 Act Regulations was received for filing by the Commission and, in the event it was not, it will promptly file such prospectus.

          Section 4. Payment of Expenses. The Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of each Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing or processing and distribution of this Agreement, the Designated Agreements, the Offered Certificates, the other Operative Documents, the Blue Sky Survey and any Legal Investment Survey, (c) the delivery of the Offered Certificates, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Certificates under the applicable securities laws in accordance with Section 3(h), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Designated Agreements, the

Offered Certificates and the Financing Agreements and (h) certain fees and disbursements of counsel for the Underwriters, as heretofore agreed. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Leases and the Indentures and each of the other agreements and instruments referred to in the Indentures and the Financing Agreements.

          If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

          Section 5. Conditions of Underwriters' Obligations. Except as otherwise provided in Schedule II, the obligations of the Underwriters to purchase and pay for the Offered Certificates they have respectively agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) At the Closing Time, no stop order suspending the effectiveness of either Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriters.

          (b) At the Closing Time, the Underwriters shall have received the following signed opinions of counsel, each dated as of the Closing Time, in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters:

               (1) An opinion of Vedder, Price, Kaufman & Kammholz as counsel for the Company, substantially to the effect set forth on Exhibit A attached hereto;

               (2) An opinion of Francesca M. Maher, Vice President-Law, Deputy General Counsel and Corporate Secretary of the Company, substantially to the effect set forth on Exhibit B attached hereto; and

               (3) An opinion of Ray, Quinney & Nebeker, counsel for First Security, substantially to the effect set forth on Exhibit C attached hereto.

          (c) A favorable opinion of Shearman & Sterling, counsel for the Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b)(1), (2) and (3) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the incorporation and legal existence of the Company, the Offered Certificates, this Agreement, the Registration Statements, the Prospectus and such other related matters as you may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States (excluding the Aviation Act) and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

          (d) (1) At the Closing Time, (i) there shall not have been, since the respective dates as of which information is given in each Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iii) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or a Senior or Executive Vice President or Treasurer, and the Senior Vice President and Chief Financial Officer or other senior officer approved by you, of the Company, dated as of the Closing Time, to such effect.

          (2) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Offered Certificates, by Standard & Poor's Ratings Services or Moody's Investors Service, Inc.

          (e) You shall have received on the date of this Agreement and at the Closing Time the letters specified in Schedule III.

          (f) The Company shall have furnished to the Underwriters and counsel for the Underwriters, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in Section 5(c) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions in this Agreement.

          (g) At the Closing Time, each of the Financing Agreements shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company contained in each of the Financing Agreements shall be accurate as of the Closing Time (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and the Underwriters shall have received a certificate of a Vice President or Treasurer of the Company, dated as of the Closing Time, to such effect.

          The Company agrees to furnish promptly after the applicable Transfer Date, to the Underwriters a copy of each opinion required to be delivered under the applicable Financing Agreement addressed to the Underwriters and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as the Underwriters or counsel for the Underwriters may reasonably request.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you except as otherwise specifically provided in Section 6(c)), arising out of an untrue statement or alleged untrue statement of a material fact contained in either Registration Statement (or any amendment thereto) and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you except as otherwise specifically provided in Section 6(c)), to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you except as otherwise specifically provided in Section 6(c)), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Registration Statements (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) or (B) made or omitted from a Statement of Eligibility on Form T-1, other than any such untrue statement or omission made therein or omitted therefrom in reliance upon information furnished in writing by the Company for use therein.

          The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Offered Certificates that are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale of such Offered Certificates to such person and the untrue statement contained in or omission from such preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed either Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933

Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in such Registration Statement (or any amendment thereto) or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in such Registration Statement (or any amendment thereto) or such preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, provided that, if such indemnified party or parties reasonably determine that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party or parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then such indemnifying party or parties shall not be entitled to assume such defense. If the indemnifying party or parties are not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for the indemnifying party or parties shall be entitled to conduct the defense of such indemnifying party or parties and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties and the indemnifying parties shall be liable for the reasonable fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          Section 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting commission appearing in Schedule II herein bears to the initial public offering price appearing on the cover page of the Prospectus and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed either Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers or an Underwriter or its representatives set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or an Underwriter or controlling person and will survive delivery of and payment for the Offered Certificates.

          Section 9. Termination of Agreement. (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statements and in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Offered Certificates or enforce contracts for the sale of the Offered Certificates or (iii) if trading in any securities of the Company or UAL has been suspended by the Commission, by the National Association of Securities Dealers, Inc., or on any exchange or generally in the over-the-counter market, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by federal, New York or Illinois authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

          (c) This Agreement may also terminate pursuant to the provisions of
Section 2 or Section 5, with the effect stated in such Section.

          Section 10. Default by One or More of the Underwriters. If at the Closing Time any Underwriter shall fail in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Offered Certificates that the defaulting Underwriter agreed but failed to purchase in the respective proportions that the number of Offered Certificates set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Offered Certificates set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Offered Certificates if the aggregate principal amount of the Offered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.9% of the aggregate principal amount of the Offered Certificates, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Offered Certificates that it agreed to purchase pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the non-defaulting Underwriters, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Offered Certificates. If the remaining Underwriters or other underwriters satisfactory to the non-defaulting Underwriters do not elect to purchase the Offered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in
Section 4. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 10, purchases Offered Certificates that a defaulting Underwriter agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Offered Certificates of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Closing Time for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in either Registration Statement, in the Prospectus or in any other document or arrangement.

          Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed as set forth in Schedule I. Notices to the Company shall be directed to it by mail at United Air Lines, Inc., P.O. Box 66100, Chicago, Illinois 60666, attention of Senior Vice President and Chief Financial Officer, or at United Air Lines, Inc., 1200 East Algonquin Road, Elk Grove Township, Illinois 60007, attention of Senior Vice President and Chief Financial Officer.

          Section 12. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, any person controlling the Company or an Underwriter, and the directors of the Company, its officers who have signed either Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Offered Certificates. If there are two or more Underwriters, all of their obligations hereunder are several and not joint.

          Section 13. Governing Law and Time. This Agreement shall be governed by the internal laws of the State of New York. Specified times of the day refer to New York City time.

          Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement. A party may submit its signed counterpart of this Agreement by telecopier and such counterpart so received by telecopier shall for all purposes constitute an original.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.


                                    Very truly yours,

                                    UNITED AIR LINES, INC.



                                    By:_______________________________________
                                       Name:
                                       Title:


Confirmed and Accepted as of
 the date first above written:

LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
NATWEST CAPITAL MARKETS LIMITED

By:  LEHMAN BROTHERS INC.



By:____________________________________
   Name:
   Title:

                                   SCHEDULE A

          (1996 Pass Through Certificates, Series 1996-A1 and 1996-A2)

                                UNITED AIR LINES
                                ----------------



    Pass
   Through     Aggregate                     Final        Underwriting
 Certificate    Principal    Interest     Distribution    Discounts and     Purchase
 Designation      Amount       Rate           Date        Commissions**       Price
-------------  ------------  ---------  ----------------  --------------  -------------

1996-A1        $109,512,000    7.27 %   January 30, 2013       .65%            100 %

1996-A2        $ 55,188,000    7.87 %   January 30, 2019       .65%            100%




________________________________________________________
** Expressed as percentage of Aggregate Principal Amount

                                                                      SCHEDULE I
                                                                              to
                                                                    Underwriting
                                                                       Agreement


                                                        Dated:  January 30, 1996


                            UNITED AIR LINES, INC.


                               Principal Amount
                                Being Purchased
                                ---------------



                                    1996-A1             1996-A2
                                    -------             -------


LEHMAN BROTHERS INC.                 $71,182,000  $35,872,200
3 World Financial Center
New York, New York 10285
Notice to:  David N. Frank

MORGAN STANLEY & CO. INCORPORATED    $27,378,000  $13,797,000
1585 Broadway
New York, NY  10036
Notice to:  Bruce Paone

NATWEST CAPITAL MARKETS LIMITED      $10,951,200  $ 5,518,000
175 Water Street
20th Floor
New York, NY  10038-4924
Notice to:  Stephan Sayre


                                                                     SCHEDULE II
                                                                              to
                                                                    Underwriting
                                                                       Agreement


                                                        Dated:  January 30, 1996


                             UNITED AIR LINES, INC.


Underwriting fees,
discounts, commissions
or other compensation:          $1,070,550



Closing date, time and location:  February 6, 1996
                                  9:00 A.M.,
                                  Chicago Time;
                                  Vedder, Price, Kaufman
                                   & Kammholz
                                  222 North LaSalle Street
                                  Chicago, Illinois 60601-1003

                                                                    SCHEDULE III
                                                                              to
                                                                    Underwriting
                                                                       Agreement


                                                        Dated:  January 30, 1996


                             UNITED AIR LINES, INC.

                 Matters to be covered by Letter or Letters of
                              Independent Auditors


          Arthur Andersen LLP shall have furnished to you the following letter, dated as of the date hereof and as of the Closing Time, in form and substance satisfactory to you, to the extent that:

          (i) They are independent auditors with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and the answer to
     Item 10 of each Registration Statement insofar as it relates to them is none;

          (ii) In their opinion, the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the published rules and regulations thereunder with respect to registration statements on Form S-3;

          (iii) On the basis of a reading of the unaudited consolidated financial statements of the Company contained in the Company's Quarterly Reports on Form 10-Q for the quarter ended September 30, 1995 incorporated by reference in each Registration Statement, a reading of the latest unaudited consolidated financial statements made available by the Company, a reading of the minutes of the Board of Directors of the Company and any committees thereof and of the consent of the sole stockholder of the Company, and a reading of the minutes of the Board of Directors of UAL Corporation and any committees thereof and of the stockholders of UAL Corporation, since the date of the latest audited consolidated financial statements incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, which do not constitute an audit in accordance with generally accepted auditing standards and which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the 1933 Act Regulations and the 1934 Act Regulations as they apply to Form 10-Q or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement;

               (B) the unaudited consolidated balance sheet of the Company at September 30, 1995 is not stated on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement; or

               (C) as of a specified date not more than five days prior to the date of delivery of such letter, there has been any change in the consolidated long-term debt of the Company, or any decrease in consolidated net current assets of the Company or other items specified by you, in each case as compared with amounts shown in the latest unaudited consolidated balance sheet incorporated by reference in the Registration Statement, except in each case for changes or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; and

          (iv) They have performed certain procedures specified in their letter for the purpose of determining whether certain financial information with respect to the Company and its consolidated subsidiaries appearing or incorporated by reference in the Registration Statement and specified in said letter agrees with indicated amounts in the applicable financial statements or accounting records of the Company and its subsidiaries.

                                                                       Exhibit A
                                                                              to
                                                                    Underwriting
                                                                       Agreement

            (Pass Through Certificates, Series 1996-A1 and 1996-A2)


                           [Provisions of Opinion of
                       Vedder, Price, Kaufman & Kammholz]



                             United Air Lines, Inc.
             Pass Through Certificates, Series 1996-A1 and 1996-A2
             -----------------------------------------------------


     (1) The Offered Certificates have been duly authorized, executed, delivered and authenticated by the Trustee pursuant to the Designated Agreements and constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms; and the holders of Offered Certificates are entitled to the benefits of the relevant Designated Agreement.

     (2) The Offered Certificates, the Designated Agreements and the other Operative Documents conform in all material respects as to legal matters to the descriptions thereof, if any, contained in the Prospectus, and the description of the Offered Certificates conforms in all material respects to the rights set forth in the instruments defining the same.

     (3) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (4) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or Blue Sky laws of the various states) on the part of the Company, is required for the valid authorization, issuance, sale and delivery of the Offered Certificates, the valid authorization, execution, delivery and performance by the Company of the Underwriting Agreement, the Designated Agreements and the other Operative Documents to which the Company is or is to be a party or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Designated Agreements and the other Operative Documents to which the Company is or is to be a party, or, if so required, all such authorizations, approvals, consents and licenses, including filings under the Uniform Commercial Code as is in effect in Connecticut and Illinois, have been made or obtained or duly presented for filing and are in full force and effect, except for any filings that may be required under the Aviation Act, as to which we express no opinion.

     (5) The statements made in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and fairly present the information disclosed therein in all material respects.

     (6) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); the Basic Agreement has been duly qualified under the 1939 Act; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

     (7) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the documents incorporated by reference in the Prospectus, as to which we express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Designated Agreements and the Statement of Eligibility on Form T-1, filed with the Commission as part of the Registration Statement, complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

     (8) The Financing Agreements and the Designated Agreements have each been duly authorized, executed and delivered by the Company and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

     (9) The Leases and other Operative Documents to which the Company is, or is to be, a party have been duly authorized and, upon due execution and delivery by the Company, will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity and, except, in the case of each Lease, as limited by applicable laws which may affect the remedies provided in such Lease, which laws, however, do not in such counsel's opinion make the remedies provided in such Lease inadequate for the practical realization of the rights and benefits provided thereby.

     (10) The Trust created by each of the Designated Agreements would not be classified as an association taxable as a corporation for federal income tax purposes, but rather, would be classified as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and each Certificate Owner should be treated as the owner of a pro rata undivided interest in each of the Equipment Notes or any other property held in such Trust.

     (11) Upon consummation of the transactions contemplated by the Financing Agreements, each Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under such Lease pursuant to the Indenture corresponding to such Lease, is or will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft initially delivered under such Lease and subjected to the related Indenture; and Section 1110 of the Bankruptcy Code conforms in all material respects to the description thereof contained in "Description of the Equipment Notes" in the Prospectus.

     (12) None of the Trusts is required to be registered under the Investment Company Act of 1940, as amended.

     (13) Upon consummation of the transactions contemplated by the Financing Agreements, assuming due authorization, execution and delivery by the related Owner Trustee and due authentication by the Indenture Trustee, the Equipment Notes will constitute valid and binding obligations of such Owner Trustee, enforceable against such Owner Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the holders of the Equipment Notes will be entitled to the benefits of the respective Indentures.

     (14) Assuming due authorization, execution and delivery of the Trust Supplements by the Trustee, each Designated Agreement constitutes the valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

          In connection with the preparation of each Registration Statement and the Prospectus, such counsel has examined various documents and other papers, including the documents incorporated by reference in each Registration Statement and the Prospectus, and participated in conferences with representatives of the Company and its independent accountants and with your representatives and your counsel, at which conferences the contents of each Registration Statement and the Prospectus and related matters were discussed. Such counsel has not participated in the preparation of the documents incorporated by reference in either Registration Statement or the Prospectus; such counsel has not verified, are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in either Registration Statement or the Prospectus, or the documents incorporated by reference therein; and such counsel has not made an independent investigation of facts for the purpose of rendering this opinion. Such counsel confirms, however, that in the course of our examination and during the above-mentioned conferences, no facts came to such counsel's attention that cause such counsel to believe (A) that either Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statements of Eligibility on Form T-1 filed in connection therewith, as to which such counsel expresses no opinion), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which we express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          Such counsel notes that the "governing law" provisions of certain of the documents as to which such counsel expresses an opinion provide that the laws of the State of New York are to govern them. In such counsel's opinion, a court applying Illinois conflict of laws rules should give effect to such choice of New York law.

          For purposes of its opinion set forth above, such counsel has (i) assumed that a court would apply the substantive laws of New York with regard to the documents referred to in the preceding paragraph and (ii) assumed that the substantive laws of New York governing the interpretation and enforcement of each provision of such documents do not differ in any material respect from the substantive laws of Illinois.

          In rendering the opinion set forth above, such counsel has assumed that each of the parties to each of the applicable documents, other than the Company, has full power, authority and legal right to enter into such documents and that, when delivered, each such document will have been duly authorized, executed and delivered by each of such parties. In addition, such counsel has relied, to the extent such counsel has deemed necessary for purposes of rendering the opinion set forth in paragraph 1 above, upon the opinions of counsel for the Trustee. In addition, such counsel has assumed the delivery of, and has relied upon, the opinion to be delivered pursuant to the Financing Agreements by Lytle Soule & Curlee, special counsel for Aviation Act matters, as to all matters dealing with the Aviation Act.

          The foregoing opinion is limited to matters governed by the laws of the State of Illinois, the corporate law of the State of Delaware and the federal law of the United States.

                                                                       Exhibit B
                                                                              to
                                                                    Underwriting
                                                                       Agreement

            (Pass Through Certificates, Series 1996-A1 and 1996-A2)


     [Provisions of Opinion of General Counsel or Assistant General Counsel
                           of United Air Lines, Inc.]



                             United Air Lines, Inc.
             Pass Through Certificates, Series 1996-A1 and 1996-A2
             -----------------------------------------------------


     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under the Underwriting Agreement, the Designated Agreements, the Financing Agreements and the other Operative Documents to which the Company is or is to be a party.

     (2) The Company is duly qualified to transact business as a foreign corporation and is in good standing in Illinois, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

     (3)  The Company is a "citizen of the United States" within the meaning of
          Section 40102(a)(15) of Title 49 of the United States Code, as amended, holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by UAL Corporation, directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

     (4) To the best of such counsel's knowledge, there are no statutes or regulations, or any pending or threatened legal or governmental proceedings, required under the 1933 Act to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required under the 1933 Act to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

     (5) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described (other than those relating to the Offered Certificates) are accurate in all material respects and fairly summarize the information required to be shown.

     (6) To such counsel's knowledge, no event of default or event which with the passage of time or the giving of notice or both would become such an event of default has occurred under any agreement or instrument under which indebtedness of the Company is outstanding or by which it may be bound or any of its properties may be subject, and no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

     (7) The execution and delivery by the Company of the Underwriting Agreement, the Designated Agreements, and the other Operative Documents to which the Company is or is to be a party, the issuance and sale of the Offered Certificates, the consummation by the Company of the transactions contemplated in the Underwriting Agreement, in the Registration Statement, in the Designated Agreements, and in the other Operative Documents to which the Company is or is to be a party and in the Financing Agreements and compliance by the Company with the terms of the Underwriting Agreement, the Designated Agreements, and the other Operative Documents to which the Company is or is to be a party do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (except for Permitted Liens) upon any property or assets of the Company under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument known to such counsel, to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing law, rule or regulation applicable to the Company (other than the securities or

          Blue Sky laws of the various states, as to which such counsel expresses no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Company or any of its properties.

     (8) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          Such counsel or attorneys under such counsel's supervision have participated in the preparation of the Registration Statements, the Prospectus and the documents incorporated by reference therein and no facts have come to such counsel's attention to lead such counsel to believe (A) that either Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom and the Statement of Eligibility on Form T-1 filed in connection therewith, as to which such counsel expresses no opinion) at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(B) that the Prospectus or any amendment or supplement thereto (except for the financial statement and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion) at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion), as of the dates they were filed with the Commission, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                                                       Exhibit C
                                                                              to
                                                                    Underwriting
                                                                       Agreement

            (Pass Through Certificates, Series 1996-A1 and 1996-A2)


               [Provisions of Opinion of Ray, Quinney & Nebeker]



                             United Air Lines, Inc.
             Pass Through Certificates, Series 1996-A1 and 1996-A2
             -----------------------------------------------------


     (1) First Security is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and, in its individual capacity or as Trustee, as the case may be, has the full corporate power and authority to execute, deliver and perform its obligations under each Designated Agreement and the other Operative Documents to which it is a party;

     (2) The execution, delivery and performance by First Security or the Trustee, as the case may be, of the Designated Agreements and the other Operative Documents to which it is a party has been duly authorized by all necessary corporate action on the part of First Security or the Trustee, as the case may be, and the Designated Agreements and the other Operative Documents to which it is a party constitute the valid and binding obligations of First Security or the Trustee, as the case may be, enforceable against First Security or the Trustee, as the case may be, in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

     (3) The Offered Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Trustee pursuant to the respective Designated Agreements; and the holders of the Offered Certificates are entitled to the benefits of the related Designated Agreements;

     (4) The authorization, execution, delivery and performance by First Security or the Trustee, as the case may be, of the Designated Agreements and the other

          Operative Documents to which it is or will be a party and the consummation of the transactions therein contemplated and compliance with the terms thereof and issuance of the Offered Certificates thereunder do not and will not result in the violation of the provisions of the Articles of Association or By-Laws of First Security, and do not and will not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of First Security or the Trustee, as the case may be, under any indenture, mortgage or other agreement or instrument known to such counsel to which First Security or the Trustee, as the case may be, is a party or by which it or any of its property is bound, or any Utah or Federal law, rule or regulation governing First Security's or the Trustee's banking or trust powers, or of any judgment, order or decree known to such counsel to be applicable to First Security or the Trustee, as the case may be, of any court, regulatory body, administrative agency, government or governmental body having jurisdiction of First Security or the Trustee or its properties;

     (5) No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any Federal or state governmental authority or agency pursuant to any Federal or Utah law governing the banking or trust powers of First Security or the Trustee is required for the authorization, execution, delivery and performance by First Security or the Trustee of the Designated Agreements and the other Operative Documents to which it is or will be a party or the consummation of any of the transactions by the Trustee contemplated thereby or the issuance of the Offered Certificates under the Designated Agreements (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law;

     (6) There are no taxes, fees or other governmental charges payable under the laws of the State of Utah or any political subdivision of such State in connection with the execution and delivery by the Trustee, in its individual capacity or as Trustee, as the case may be, of the Designated Agreements and the other Operative Documents or in connection with the issuance, execution and delivery of the Offered Certificates by the Trustee pursuant to the Designated Agreements;

     (7) The statements in the Registration Statements and in the Prospectus under the caption "Certain Utah Taxes" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared and reviewed by such counsel and are correct in all material respects.